Exhibit 99.1

News Release

Weatherford Announces Final Results and Expiration of Cash Tender Offer
Baar, Switzerland, February 27, 2018 - Weatherford International plc (NYSE: WFT) (the “Company” or “Weatherford”) announced today the final results and expiration of the previously announced offer (the “Tender Offer”) by Weatherford International Ltd., a Bermuda exempted company and indirect, wholly owned subsidiary of the Company, to purchase for cash any and all of its 9.625% senior notes due 2019 (the “Notes”).
The table below sets forth the final results of the Tender Offer according to information received from D.F. King & Co., Inc., the Tender and Information Agent, as of 5:00 p.m., New York City time, on February 27, 2018 (the “Expiration Time”):

Title of Notes	Amount Outstanding(1)	Principal Amount Tendered(3)	Principal Amount Accepted(3)	Total Purchase Price (2)(3)
9.625% Senior Notes due 2019	$485,196,000	$425,102,000	$425,102,000	$454,434,038
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(1) As of February 21, 2018, the date of commencement of the Tender Offer.
(2) Excludes accrued and unpaid interest.
(3) Excludes Notes that remain subject to guaranteed delivery procedures.

The Company expects to accept for payment all such Notes validly tendered and not validly withdrawn in the Tender Offer as of the Expiration Time and expects to make payment for such Notes on February 28, 2018, subject to the Company’s successful completion of its previously announced offering of senior notes that is also expected to close on February 28, 2018. The Company also expects to accept for payment all Notes that remain subject to guaranteed delivery procedures and to make payment for such Notes on March 2, 2018.
This press release is for informational purposes only and is not an offer to buy, nor the solicitation of an offer to sell any of the Notes. The Tender Offer was made solely by the Offer to Purchase, dated February 21, 2018.
Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Skandinaviska Enskilda Banken AB (publ), TD Securities (USA) LLC, RBC Capital Markets, LLC, Barclays Capital Inc., Standard Chartered Bank and UniCredit Capital Markets LLC are the dealer managers in the Tender Offer. D.F. King & Co., Inc. was retained to serve as both the tender agent and the information agent for the Tender Offer. Persons with questions regarding the Tender Offer should contact Deutsche Bank Securities Inc. at (toll-free): (855) 287-1922 or (collect): (212) 250-7527. Requests for copies of the Offer to Purchase and other related materials should be directed to D.F. King & Co., Inc. at (toll-free): (888) 541-9895 or by email to weatherford@dfking.com or via the following web address: www.dfking.com/weatherford.

ABOUT WEATHERFORD INTERNATIONAL PLC
Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in approximately 90 countries and has a network of approximately 880 locations, including manufacturing, service, research and development, and training facilities and employs approximately 29,200 people.
FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements as defined under federal law, including those related to the Company’s tender offer. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Weatherford undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Investor Contacts:

Christoph Bausch	+1.713.836.4615
Executive Vice President and Chief Financial Officer

Karen David-Green	+1.713.836.7430
Vice President - Investor Relations, Marketing and Communications

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